Exhibit 5.2

[Letterhead of Shipman & Goodwin LLP]

February 16, 2016

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484

Re: Registration Statement on Form S-3 of Hubbell Incorporated

Ladies and Gentlemen:

We have acted as Connecticut counsel to Hubbell Incorporated, a Connecticut corporation (the “Company”), in connection with the filing on the date hereof with the U.S. Securities and Exchange Commission (the “SEC”) of the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that forms a part of the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Act”). The Registration Statement registers under the Act the issuance of an indeterminate amount of debt securities of the Company (the “Notes”), common stock of the Company, par value $0.01 per share (the “Common Stock”), and preferred stock of the Company, without par value (the “Preferred Stock” and, together with the Notes and the Common Stock, the “Securities”), and is stated to be automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Prospectus, as supplemented in the future by various supplements to the Prospectus (each, a “Prospectus Supplement”), will provide for the issuance and sale by the Company of the Securities.

The Notes may be issued in one or more series under the Indenture dated as of September 15, 1995 (the “Base Indenture” and the Base Indenture, as it may be supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank))), as Trustee, filed as Exhibit 4.3 to the Registration Statement. The Preferred Stock may be issued in one or more series pursuant to a certificate of amendment setting forth the terms of such series as provided in the Company’s certificate of incorporation (each, a “Certificate of Amendment”).

We have reviewed the Registration Statement and certain resolutions adopted by the Board of Directors (the “Board”) relating to the offer and sale of the Securities (the “Authorizing Resolutions”) and have examined and relied upon originals, or copies, certified or otherwise identified to our satisfaction, of such records of the Company, certificates of public officials and such other documents and instruments, and have made such other examinations, as we have deemed necessary or appropriate to enable us to render the opinions set forth herein. As to certain questions of fact material to our opinions, we have relied upon statements in the Registration

Hubbell Incorporated

February 16, 2016

Statement, certificates of public officials and certificates and statements of officers of the Company and have made no independent investigation of such matters. We have assumed that any certificates of government officials dated prior to the date hereof are still effective and accurate as of the date of this opinion letter.

In our review of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

In addition, we have assumed, with your consent, that the Base Indenture and supplements thereto related to the Notes have been duly executed and delivered by, and are (and will be upon issuance of the Notes) the valid, binding and enforceable obligations of the parties thereto, will be in full force and effect and will not have been amended or modified in a manner that would affect the opinions set forth herein.

The opinions expressed herein are limited to the laws of the State of Connecticut. We express no opinion herein as to the laws of any other state or of the United States and express no opinions as to any federal or state securities or “blue sky” laws or regulations, including without limitation, the Trust Indenture Act of 1939, as amended. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of the Company or any other parties to the documents referenced herein.

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. Based solely on a Certificate of Legal Existence issued by the office of the Connecticut Secretary of the State on February 16, 2016, the Company is a validly existing corporation under the laws of the State of Connecticut. The Company has the corporate power to issue and sell the Securities.

2. When the offering and sale of the Notes has been authorized by the Board or a duly authorized committee of the Board and, if applicable, the terms of the Notes have been determined by an appropriate officer of the Company in accordance with the Indenture, the Company will have taken all necessary corporate action to authorize such offering and sale of the Notes pursuant to the Registration Statement.

3. With respect to any Common Stock or Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Equity Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (b) an appropriate Prospectus Supplement and related term sheet filed as a free writing prospectus with respect to the Offered Equity Securities has been prepared, delivered and filed in compliance with the Act; (c) the definitive purchase, underwriting, agency or similar agreement with respect to the Offered Equity Securities (an “Underwriting Agreement”), the Registration Statement, any Certificate of Amendment and any other documents by which the Offered Equity Securities are governed (collectively, the

Hubbell Incorporated

February 16, 2016

“Transaction Documents”) have been duly authorized and validly executed and delivered by each of the parties thereto; (d) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Equity Security in the applicable amount and related matters; (e) the terms of the Offered Equity Securities and of their issuance and sale have been duly established, so as not to violate the organizational documents of the Company or any applicable law or regulation; (f) if the Offered Equity Securities include Preferred Stock, a Certificate of Amendment setting forth the terms of such Preferred Stock has been approved by the Board and accepted for filing by the Connecticut Secretary of the State and become effective; and (g) the Offered Equity Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents in connection with the issuance of such Offered Equity Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor as contemplated by the Registration Statement, including the Prospectus and any applicable Prospectus Supplement; and assuming that (w) the Offered Equity Securities have been issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (x) the Company has sufficient authorized shares available for the issuance of the Offered Equity Securities; (y) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company on the date hereof have not been amended in a manner that would affect the opinions set forth herein; and (z) the Authorizing Resolutions are in full force and effect and have not been rescinded or superseded or amended in a manner that would affect the opinions set forth herein, the Offered Equity Securities, when issued and sold in accordance with the applicable Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions. We express no opinion herein regarding the effect that any future event or change in circumstances would have on the opinions expressed herein, and we disclaim any obligation to advise you of any change in circumstances or any change in applicable law or the interpretation thereof or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Any such change in circumstances or in any applicable law, or the interpretation thereof, or in any information or assumptions upon which we have relied, or any inaccuracy of such information or assumptions, could affect the opinions expressed herein. We are opining only as to the matters expressly set forth herein, and no opinion, implied or otherwise, should be inferred as to any other matters.

This opinion letter may be relied upon by you and your successors and assigns only in connection with the transactions described herein and may not be used or relied upon by you or any other person for any other purpose whatsoever without in each instance our prior written consent, provided that copies of this opinion letter may be furnished to your auditors, attorneys and to any person (including any governmental or regulatory body) to the extent required by applicable law, regulation or court order. Notwithstanding the foregoing, Wachtell, Lipton, Rosen & Katz, in rendering its opinion to the Company, dated the date hereof, which opinion letter is being filed as Exhibit 5.1 to the Registration Statement, may rely upon the opinions expressed herein, subject to all of the qualifications, limitations and assumptions herein, as if this letter were addressed directly to them.

Hubbell Incorporated

February 16, 2016

We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Shipman & Goodwin LLP

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